Product supplement no. 99-I To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated October 4, 2007 Rule 424(b)(2)

JPMorgan Chase & Co.
Bearish Return Enhanced Notes Linked Inversely to the iShares® MSCI Emerging Markets Index Fund

General

  JPMorgan Chase & Co. may offer and sell bearish return enhanced notes linked inversely to the iShares® MSCI Emerging Markets Index Fund, which we refer to as the Index Fund, from time to time. This product supplement no. 99-I describes terms that will apply generally to the bearish return enhanced notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.
  The notes are the senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked inversely to the iShares® MSCI Emerging Markets Index Fund as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-30.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Index Fund or the MSCI Emerging Markets Index, which we refer to as the Underlying Index, or any of the equity securities held by the Index Fund or included in the Underlying Index.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Index Fund:	iShares® MSCI Emerging Markets Index Fund (the “Index Fund”).
Payment at Maturity (Notes without a Buffer):	For notes without a buffer, the amount you will receive at maturity is based on the value of the Final Share Price relative to the Initial Share Price (or Strike Price, if applicable).

If the Final Share Price is less than the Initial Share Price (or Strike Price, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Share Change multiplied by the downside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Share Change multiplied by the downside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change x downside leverage factor)
If the Final Share Price is equal to the Initial Share Price (or Strike Price, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

If the Final Share Price is greater than the Initial Share Price (or Strike Price, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Final Share Price increases beyond the Initial Share Price (or Strike Price, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change)
Notwithstanding the foregoing, in no event will the final payment at maturity per $1,000 principal amount note be less than $0.
For notes without a buffer, you will lose some or all of your investment at maturity if the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable), provided that the final payment per $1,000 principal amount note shall not be less than $0.
Payment at Maturity (Notes with a Buffer):

For notes with a buffer, the amount you will receive at maturity is based on the value of the Final Share Price relative to the Initial Share Price (or Strike Price, if applicable) and the buffer amount.

If the Final Share Price is less than the Initial Share Price (or Strike Price, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Share Change multiplied by the downside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Share Change multiplied by the downside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change x downside leverage factor)

Your principal is protected against appreciation in the Index Fund up to the buffer amount. If the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) and such appreciation is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

If the Final Share Price is greater than the Initial Share Price (or Strike Price, if applicable) by more than the buffer amount, for every 1% that the Final Share Price increases beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the upside leverage factor, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + [$1,000 x (Share Change + buffer amount %) x upside leverage factor]
Notwithstanding the foregoing, in no event will the final payment at maturity per $1,000 principal amount note be less than $0.
For notes with a buffer, you will lose some or all of your investment at maturity if the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) by more than the buffer amount, provided that the final payment per $1,000 principal amount note shall not be less than $0.
Payment at Maturity (Notes with a Knock- Out Buffer):

For notes with a knock-out buffer, the amount you will receive at maturity is based on the value of the Final Share Price relative to the Initial Share Price (or Strike Price, if applicable), whether a Knock-Out Event has occurred and the knock-out buffer amount.

If the Final Share Price is less than the Initial Share Price (or Strike Price, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Share Change multiplied by the downside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Share Change multiplied by the downside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change x downside leverage factor)

Your principal is protected against appreciation in the Index Fund up to the knock-out buffer amount if a Knock-Out Event has not occurred. If the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) and a Knock-Out Event has not occurred, you will receive the principal amount of your notes at maturity.

Unless otherwise specified in the relevant terms supplement, a Knock-Out Event occurs if, (a) for notes with continuous share monitoring, at any time during the Monitoring Period, the price of one share of the Index Fund quoted on the Relevant Exchange has increased, as compared to the Initial Share Price (or Strike Price, if applicable), by more than the knock-out buffer amount, or (b) for notes with daily share monitoring, on any trading day during the Monitoring Period, the closing price of one share of the Index Fund has increased, as compared to the Initial Share Price (or Strike Price, if applicable), by more than the knock-out buffer amount.

The relevant terms supplement will specify whether continuous or daily share monitoring is applicable to the notes or, alternatively, may specify another method for monitoring shares of the Index Fund. For example, the relevant terms supplement may specify weekly or monthly share monitoring on specified day(s) during a week or month for purposes of determining whether a Knock-Out Event has occurred. We refer to each such specified day as a “Monitoring Day.”

If the Final Share Price is greater than the Initial Share Price (or Strike Price, if applicable) and if a Knock-Out Event has occurred, you will lose 1% of the principal amount of your notes for every 1% that the Final Share Price increases beyond the Initial Share Price (or Strike Price, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change)
Notwithstanding the foregoing, in no event will the final payment at maturity per $1,000 principal amount note be less than $0.
For notes with a knock-out buffer, the protection provided by the knock-out buffer amount will terminate and you will lose some or all of your investment at maturity if the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) and if a Knock-Out Event has occurred, provided that the final payment per $1,000 principal amount note shall not be less than $0.
Other Terms:	In each case if applicable, the buffer amount, the knock-out buffer amount, the upside leverage factor and the downside leverage factor will be specified in the relevant terms supplement.
Monitoring Period or Monitoring Day(s):

As specified in the relevant terms supplement, if applicable. For example, the relevant terms supplement may specify that the Monitoring Period consists of each trading day from the pricing date to and including the final Valuation Date. Alternatively, the relevant terms supplement may specify that the Monitoring Days consist of the last calendar day of each month, commencing and ending on specified dates.

Share Change:	Unless otherwise specified in the relevant terms supplement:
Initial Share Price (or Strike Price, if applicable) – Final Share Price Initial Share Price (or Strike Price, if applicable)
Initial Share Price:

The closing price of one share of the Index Fund on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the Index Fund on each of the Initial Averaging Dates, if so specified in the relevant terms supplement. The closing price of the Index Fund on an Initial Averaging Date, if applicable, used to determine the Initial Share Price may be subject to adjustment. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.”

Final Share Price:

The closing price of one share of the Index Fund on the Observation Date, or such other date as specified in the relevant terms supplement, times the Share Adjustment Factor on such date, or the arithmetic average of the closing prices of one share of the Index Fund on each of the Ending Averaging Dates, each multiplied by the Share Adjustment Factor on such date. The closing price of the Index Fund on an Ending Averaging Date used to determine the Final Share Price may be subject to adjustment. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.”

Share Adjustment Factor:

Unless otherwise specified in the relevant terms supplement, the Share Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting the Index Fund. See “General Terms of Notes — Anti-Dilution Adjustments.”

Strike Price:

The relevant terms supplement may specify a price other than the Initial Share Price to be used for calculating the Share Change and the amount payable at maturity, if any. The Strike Price may be based on and/or expressed as a percentage of the closing price of the Index Fund as of a specified date, or may be determined without regard to the closing price of one share of the Index Fund as of a particular date. For example, the relevant terms supplement may specify that a Strike Price, equal to 95% of the Initial Share Price, shall be used to calculate the Share Change.

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Valuation Date(s):

The Final Share Price will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the Bearish Return Enhanced Notes involves a number of risks. See “Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 99-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

October 4, 2007

       In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 99-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 99-I and with respect to JPMorgan Chase & Co. This product supplement no. 99-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 99-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

       The notes described in the relevant terms supplement and this product supplement no. 99-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 99-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

       In this product supplement no. 99-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.
i

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 99-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 99-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 99-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 99-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction n° 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 99-I or the accompanying prospectus supplement, prospectus or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 99-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 99-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 99-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ii

DESCRIPTION OF NOTES

       The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 99-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Bearish Return Enhanced Notes Linked Inversely to the iShares® MSCI Emerging Markets Index Fund.

General

       The Bearish Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked inversely to the iShares® MSCI Emerging Markets Index Fund (the “Index Fund”). The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

       The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the change in price of one share of the Index Fund, calculated in accordance with the formula set forth below and whether the notes have a Strike Price, a buffer and/or a knock-out buffer. The notes do not guarantee any return of your investment at maturity.

       The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

       The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

       The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

       The specific terms of the notes will be described in the relevant terms supplement, accompanying this product supplement no. 99-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement, are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement, shall control.

Payment at Maturity

       The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Valuation Date is postponed as described below. We will also specify whether or not the notes have a buffer or a knock-out buffer and the amount of any such buffer or knock-out buffer in the relevant terms supplement.

PS-1

       Notes Without a Buffer

       For notes without a buffer, the amount you will receive at maturity is based on the value of the Final Share Price relative to the Initial Share Price (or Strike Price, if applicable).

  If the Final Share Price is less than the Initial Share Price (or Strike Price, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Share Change multiplied by the downside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Share Change multiplied by the downside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change x downside leverage factor)

  If the Final Share Price is equal to the Initial Share Price (or Strike Price, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

  If the Final Share Price is greater than the Initial Share Price (or Strike Price, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Final Share Price increases beyond the Initial Share Price (or Strike Price, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change)

       Notwithstanding the foregoing, in no event will the final payment at maturity per $1,000 principal amount note be less than $0.

       For notes without a buffer, you will lose some or all of your investment at maturity if the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable), provided that the final payment per $1,000 principal amount note shall not be less than $0.

       Notes With a Buffer

       For notes with a buffer, the amount you will receive at maturity is based on the value of the Final Share Price relative to the Initial Share Price (or Strike Price, if applicable) and the buffer amount (if the Final Share Price exceeds the Initial Share Price or Strike Price, as applicable).

  If the Final Share Price is less than the Initial Share Price (or Strike Price, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Share Change multiplied by the downside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Share Change multiplied by the downside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change x downside leverage factor)

  Your principal is protected against appreciation in the Index Fund up to the buffer amount. If the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) and such appreciation is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.
PS-2

  If the Final Share Price is greater than the Initial Share Price (or Strike Price, if applicable) by more than the buffer amount, for every 1% that the Final Share Price increases beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the upside leverage factor, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + [$1,000 x (Share Change + buffer amount %) x upside leverage factor]

       Notwithstanding the foregoing, in no event will the final payment at maturity per $1,000 principal amount note be less than $0.

       For notes with a buffer, you will lose some or all of your investment at maturity if the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) by more than the buffer amount, provided that the final payment per $1,000 principal amount note shall not be less than $0.

       Notes With a Knock-Out Buffer

       For notes with a knock-out buffer, the amount you will receive at maturity is based on the value of the Final Share Price relative to the Initial Share Price (or Strike Price, if applicable), whether a Knock-Out Event has occurred and the knock-out buffer amount (if the Final Share Price exceeds the Initial Share Price or Strike Price, as applicable).

  If the Final Share Price is less than the Initial Share Price (or Strike Price, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Share Change multiplied by the downside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Share Change multiplied by the downside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change x downside leverage factor)

  Your principal is protected against appreciation in the Index Fund up to the knock-out buffer amount if a Knock-Out Event has not occurred. If the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) and a Knock-Out Event has not occurred, you will receive the principal amount of your notes at maturity.

  If the Final Share Price is greater than the Initial Share Price (or Strike Price, if applicable) and if a Knock-Out Event has occurred, you will lose 1% of the principal amount of your notes for every 1% that the Final Share Price increases beyond the Initial Share Price (or Strike Price, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Share Change)

       Notwithstanding the foregoing, in no event will the final payment at maturity per $1,000 principal amount note be less than $0.

       For notes with a knock-out buffer, the protection provided by the knock-out buffer amount will terminate and you will lose some or all of your investment at maturity if the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) and if a Knock-Out Event has occurred, provided that the final payment per $1,000 principal amount note shall not be less than $0.

PS-3

       In each case, if applicable, the “buffer amount,” the “knock-out buffer amount,” the “upside leverage factor” and the “downside leverage factor” will be an amount set forth in the relevant terms supplement.

       Unless otherwise specified in the relevant terms supplement, a Knock-Out Event occurs if, (a) for notes with continuous share monitoring, at any time during the Monitoring Period, the price of one share of the Index Fund quoted on the Relevant Exchange has increased, as compared to the Initial Share Price (or Strike Price, if applicable), by more than the knock-out buffer amount, or (b) for notes with daily share monitoring, on any trading day during the Monitoring Period, the closing price of one share of the Index Fund has increased, as compared to the Initial Share Price (or Strike Price, if applicable), by more than the knock-out buffer amount.

       The relevant terms supplement will specify whether continuous or daily share monitoring is applicable to the notes or, alternatively, may specify another method for monitoring shares of the Index Fund. For example, the relevant terms supplement may specify weekly or monthly share monitoring on specified day(s) during a week or month for purposes of determining whether a Knock-Out Event has occurred. We refer to each such specified day as a “Monitoring Day.”

       The “Monitoring Period” or the “Monitoring Days,” as applicable, will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each trading day from the pricing date to and including the final Valuation Date. Alternatively, the relevant terms supplement may specify that the Monitoring Days consist of the last calendar day of each month, commencing and ending on specified dates.

       The “price” of one share of the Index Fund (or any successor index fund, as defined under “General Terms of Notes — Alternate Calculation of Price and Closing Price”) or one unit of any other security for which a price must be determined) on any trading day (as defined below) means:

  if the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading on a national securities exchange, the highest intraday bid price on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading;

  if the Index Fund (or any such successor index fund or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority (the “FINRA”), the highest reported bid price reported on the OTC Bulletin Board Service on such day;

  if the Index Fund (or any such successor index fund) is de-listed, liquidated or otherwise terminated, the price calculated pursuant to the alternative methods of calculation of price described under “General Terms of Notes — Alternate Calculation of Price and Closing Price”; or

  if a bid price is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of the Index Fund (or any such successor index fund or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest of the bids obtained, in each case subject to the provisions of “General Terms of Notes — Alternate Calculation of Price and Closing Price.” The term OTC Bulletin Board will include any successor service thereto.

PS-4

       The “closing price” of one share of the Index Fund (or any such successor index fund or one unit of any other security for which a closing price must be determined) on any trading day means:

  if the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal U.S. securities exchange registered under the Exchange Act, on which the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading;

  if the Index Fund (or any such successor index fund or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day; or

  if the Index Fund (or any such successor index fund) is de-listed, liquidated or otherwise terminated, the closing price calculated pursuant to the alternative methods of calculating closing price described under “General Terms of Notes — Alternate Calculation of Price and Closing Price”; or

  if, because of a market disruption event (as defined under “General Terms of Notes — Market Disruption Events”) or otherwise, the last reported sale price (or official closing price, as applicable) for the Index Fund (or any such successor index fund or such other security) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of the Index Fund (or any such successor index fund or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained, in each case subject to the provisions of “General Terms of Notes — Alternate Calculation of Price and Closing Price.”

       A “trading day” is, unless otherwise specified in the applicable terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the American Stock Exchange LLC (the “AMEX”), The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States.

       “Relevant Exchange” means, with respect to the Index Fund or any successor index fund, the primary exchange or market of trading for the shares of the Index Fund, or such successor index fund, as applicable, or any security (or any combination thereof) then included in the Underlying Index, or any underlying index related to such successor index fund, as applicable.

       Unless otherwise specified in the relevant terms supplement, the “Share Change,” as calculated by the calculation agent, is the percentage change in the closing price of one share of the Index Fund calculated by comparing the Initial Share Price (or Strike Price, if applicable) to the Final Share Price. The relevant terms supplement will specify the manner in which the Initial Share Price (or Strike Price, if applicable) and the Final Share Price are determined. The Share Change, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Share Change =	Initial Share Price (or Strike Price, if applicable) – Final Share Price Initial Share Price (or Strike Price, if applicable)

PS-5

       Unless otherwise specified in the relevant terms supplement, “Initial Share Price” means the closing price of one share of the Index Fund on the pricing date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the Index Fund on each of the Initial Averaging Dates. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Initial Share Price shall be determined based on the arithmetic average of the closing prices of the Index Fund on each of the Initial Averaging Dates and an adjustment to the Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of the Index Fund on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the Initial Share Price shall be deemed to equal such closing price multiplied by the Share Adjustment Factor, as adjusted (assuming that the Share Adjustment Factor prior to such adjustment is equal to 1.0). See “General Terms of Notes — Anti-Dilution Adjustments.”

       Unless otherwise specified in the relevant terms supplement, “Final Share Price” means the closing price of one share of the Index Fund on the Observation Date, or such other date as specified in the relevant terms supplement, times the Share Adjustment Factor on such date, or the arithmetic average of the closing prices of one share of the Index Fund on each of the Ending Averaging Dates, each multiplied by the Share Adjustment Factor on such date. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Final Share Price shall be determined based on the arithmetic average of the closing prices of the Index Fund on each of the Ending Averaging Dates and an adjustment to the Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, the Share Adjustment Factor shall be so adjusted for the event giving rise to such Adjustment Effective Date only on the Ending Averaging Dates occurring on or after such Adjustment Effective Date. The Share Adjustment Factor shall continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Ending Averaging Date as described under “General Terms of Notes — Anti-Dilution Adjustments.”

       Unless otherwise specified in the relevant terms supplement, the “Share Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting the Index Fund. See “General Terms of Notes — Anti-Dilution Adjustments.”

       The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day or if there is a market disruption event on such day, the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of one share of the Index Fund for such Initial Averaging Date on such date in accordance with the formula for and method of calculating the closing price of one share of the Index Fund last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each equity security most recently held by the Index Fund.

PS-6

       The Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of one share of the Index Fund for such Valuation Date on such date in accordance with the formula for and method of calculating the closing price of one share of the Index Fund last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each equity security most recently held by the Index Fund.

       The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

       We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

       A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

       Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

PS-7

RISK FACTORS

       Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Index Fund, the Underlying Index or any of the equity securities held by the Index Fund or included in the Underlying Index. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee the return of your investment. An increase in the value of the Index Fund may lead to a loss of some or all of your investment at maturity.

       The notes do not pay interest and may not return any of your investment. The amount payable at maturity, if any, will be determined pursuant to the terms described in this product supplement no. 99-I and the relevant terms supplement. The relevant terms supplement will specify whether the notes have a buffer, a knock-out buffer and/or a Strike Price.

       For notes with a buffer, your principal is protected against appreciation in the Index Fund up to the buffer amount; however, you will lose some or all of your investment at maturity if the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable) by more than the buffer amount.

       For notes with a knock-out buffer, your principal is protected against appreciation in the Index Fund if the price of one share of the Index Fund at any time (for notes with continuous share monitoring) during the Monitoring Period or on any Monitoring Day, as applicable, or the closing price of one share of the Index Fund (for notes with daily share monitoring) on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, has not increased from the Initial Share Price (or Strike Price, if applicable) by more than the knock-out buffer amount. However, you will lose some or all of your investment at maturity if the Final Share Price is greater than the Initial Share Price (or Strike Price, if applicable) and the price of one share of the Index Fund at any time (for notes with continuous share monitoring) during the Monitoring Period or on any Monitoring Day, as applicable, or the closing price of one share of the Index Fund (for notes with daily share monitoring) on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, has increased from the Initial Share Price (or Strike Price, if applicable) by more than the knock-out buffer amount. Under these circumstances, your principal will be fully exposed, on an inverse basis, to any appreciation in the Index Fund.

       For notes without a buffer, you will lose some or all of your investment at maturity if the Final Share Price increases from the Initial Share Price (or Strike Price, if applicable).

The appreciation potential of the notes is limited to the Maximum Total Return, if applicable.

       If the notes are subject to a Maximum Total Return, the appreciation potential of the notes is limited to the Maximum Total Return. If applicable, the Maximum Total Return is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant term supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to that Maximum Total Return even if the Share Change multiplied by the downside leverage factor is greater than that Maximum Total Return.

Your return on the notes will not reflect dividends on the equity securities held by the Index Fund.

       Your return on the notes will not reflect the return you would realize if you actually owned the equity securities held by the Index Fund and received the dividends paid on those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Final Share Price. The Final Share Price reflects the prices of the equity securities held by the Index Fund on the Valuation Date(s) without taking into consideration the value of dividends paid on those equity securities.

PS-8

Secondary trading may be limited.

       Unless otherwise specified in the relevant terms supplement, the notes will not be listed on an organized securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

       J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities Inc. or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

For notes with a knock-out buffer, the protection provided by the knock-out buffer amount may terminate during the term of the notes.

       For notes with a knock-out buffer, if the price of one share of the Index Fund at any time (for notes with continuous share monitoring) during the Monitoring Period or on any Monitoring Day, as applicable, or the closing price of one share of the Index Fund (for notes with daily share monitoring) on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, has increased from the Initial Share Price (or Strike Price, if applicable) by more than the knock-out buffer amount, you will at maturity be fully exposed, on an inverse basis, to any appreciation in the Index Fund. We refer to this feature as a contingent buffer. Under these circumstances, and if the Final Share Price is greater than the Initial Share Price (or Strike Price, if applicable), you will lose 1% of the principal amount of your investment for every 1% increase in the Final Share Price as compared to the Initial Share Price (or Strike Price, if applicable). You will be subject to this potential loss of principal even if the closing price of the Index Fund subsequently declines such that the Final Share Price is less than or equal to the Initial Share Price (or Strike Price, if applicable), or greater than the Initial Share Price (or Strike Price, if applicable) by not more than the knock-out buffer amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

The Final Share Price may be greater than the closing price of one share of the Index Fund at the maturity date of the notes or at other times during the term of the notes.

       For notes without a knock-out buffer, because the Final Share Price is calculated based on the closing price on one or more Valuation Dates during the term of the notes, the closing price of one share of the Index Fund at the maturity date or at other times during the term of the notes, including dates near the Valuation Date(s), could be lower than the Final Share Price. This difference could be particularly large if there is a significant decrease in the closing price of one share of the Index Fund after the final Valuation Date, if there is a significant increase in the closing price of one share of the Index Fund around the time of the Valuation Date(s) or if there is significant volatility in the closing price of one share of the Index Fund during the term of the notes (especially on dates near the Valuation Date(s)). For example, when the Valuation Date(s) are near the end of the term of the notes and the notes do not have a knock-out buffer, then if the closing prices decrease or remain relatively constant during the initial term of the notes and then increase above the Initial Share Price (or Strike Price, if applicable), the Final Share Price may be significantly greater than if it were calculated on a date earlier than the Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Index Fund, the equity securities held by the Index Fund or included in the Underlying Index or contracts relating to the Underlying Index for which there is an active secondary market.

PS-9

The Initial Share Price may be determined after the issue date of the notes.

       If so specified in the relevant terms supplement, the Initial Share Price will be determined based on the arithmetic average of the closing prices of the Index Fund on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Initial Share Price may not be determined, and you may therefore not know the value of such Initial Share Price, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Share Price for the Index Fund. If there are any decreases in the closing prices of the Index Fund on the Initial Averaging Dates that occur after the issue date and such decreases result in the Initial Share Price for the Index Fund being lower than the closing prices of the Index Fund on the issue date, this may establish lower values that the Index Fund must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

The notes are not designed to be short-term trading instruments.

       The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Index has declined since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

       Many economic and market factors will influence the value of the notes. We expect that, generally, the price of shares of the Index Fund on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary inversely in proportion to changes in the price of shares of the Index Fund. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the Index Fund;

  the time to maturity of the notes;

  for notes with a knock-out buffer, whether a Knock-Out Event has occurred;

  the dividend rate on the equity securities held by the Index Fund (while not paid to holders of the notes, dividend payments on the equity securities held by the Index Fund may influence the price of the shares of the Index Fund and the market value of options on the Index Fund and therefore affect the value of the notes);

  interest and yield rates in the market generally as well as in the markets of the equity securities held by the Index Fund;

  economic, financial, political, regulatory or judicial events that affect the equity securities held by the Index Fund or stock markets generally, and which may affect the closing price of shares of the Index Fund on any Initial Averaging Date, if applicable, or the Initial Share Price, if applicable, or any Valuation Date or the Final Share Price;

  the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the equity securities held by the Index Fund are denominated and the correlation between that rate and the price of shares of the Index Fund;

  the occurrence of certain events affecting the Index Fund that may or may not require an adjustment to the Share Adjustment Factor; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.
PS-10

       Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Final Share Price is at, above or not sufficiently below the Initial Share Price (or Strike Price, if applicable) or, for notes with a knock-out buffer, if a Knock-Out Event has occurred.

       You cannot predict the future performance of the Index Fund based on its historical performance. The value of the Index Fund may increase such that you may not receive any return of your investment. For notes without a buffer, if the Share Change is negative, you may lose some or all of your investment. For notes with a buffer, if the Final Share Price increases compared to the Initial Share Price (or Strike Price, if applicable) by more than the buffer amount, you may lose some or all of your investment. For notes with a knock-out buffer, if the Final Share Price increases compared to the Initial Share Price (or Strike Price, if applicable) and a Knock-Out Event has occurred, your principal will not be protected against any appreciation of the Index Fund, and you may lose some or all of your investment. There can be no assurance that the prices of shares of the Index Fund will not increase so that at maturity, you do not lose some or all of your investment.

The notes are subject to currency exchange risk.

       Because the prices of the equity securities held by the Index Fund are converted into U.S. dollars for the purposes of calculating the net asset value of the Index Fund, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by the Index Fund trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities denominated in such currencies in the Index Fund. If, taking into account such weighting, the U.S. dollar weakens against such currencies, the net asset value of the Index Fund will appreciate and the payment at maturity, if any, may be reduced.

       Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States of America.

       All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Changes in the volatility of exchange rates, and the correlation between those rates and the net asset value of the Index Fund are likely to affect the market value of the notes.

       The exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security held by the Index Fund is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security held by the Index Fund is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which an equity security held by the Index Fund is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated refer to the size and frequency of that exchange rate.

PS-11

       Because the net asset value of the Index Fund is calculated, in part, by converting the closing prices of the equity securities held by the Index Fund into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated could affect the market value of the notes.

       The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated and the net asset value of the Index Fund refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the net asset value of the Index Fund. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated and the percentage changes in the net asset value of the Index Fund could affect the value of the notes.

The anti-dilution protection is limited.

       The calculation agent will make adjustments to the Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the shares of the Index Fund. See “General Terms of Notes — Anti-Dilution Adjustments.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the Index Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

There are risks associated with the Index Fund.

       The iShares® MSCI Emerging Markets Index Fund has a limited operating history, having commenced trading in April 2003 on the AMEX and having switched to the NYSE in February 2007. Although its shares are listed for trading on the NYSE and a number of similar products have been traded on the NYSE for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Index Fund or that there will be liquidity in the trading market.

        In addition, Barclays Global Fund Advisors, which we refer to as BGFA, is the Index Fund’s investment adviser. The Index Fund is subject to management risk, which is the risk that the BGFA’s investment strategy, the implementation of which is subject to a number of constraints (as outlined under “The iShares® MSCI Emerging Markets Index Fund — Investment Objective and Strategy”), may not produce the intended results. For example, BGFA may select up to 10% of the Index Fund’s assets to be invested in shares of other iShares funds that seek to track the performance of equity securities of constituent countries of the Underlying Index.

The performance of the Index Fund may not correlate with the performance of the Underlying Index.

        The Index Fund uses a representative sampling strategy (as described under “The iShares® MSCI Emerging Markets Index Fund — Representative Sampling”) to attempt to track the performance of the Underlying Index. The Index Fund invests in a representative sample of equity securities included in the Underlying Index; however, the Index Fund may not hold all or substantially all of the equity securities included in the Underlying Index. Therefore, while the performance of the Index Fund is linked principally to the performance of the Underlying Index, the performance of the Index Fund is also generally linked in part to shares of other exchange traded funds because BGFA may invest up to 10% of the Index Fund’s assets in other iShares funds that seek to track the performance of equity securities of constituent countries of the Underlying Index. In addition, the performance of the Index Fund will reflect additional transaction costs and fees that are not included in the calculation of the Underlying Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the Index Fund and the Underlying Index. Finally, because the shares of the Index Fund are traded on the NYSE and are subject to market supply and investor demand, the market value of one share of the Index Fund may differ from the net asset value per share of the Index Fund.

       For all of the foregoing reasons, the performance of the Index Fund may not correlate with the performance of the Underlying Index. Consequently, the return on the notes will not be the same as investing directly in the Index Fund or in the Underlying Index or in the equity securities included in the Underlying Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the Underlying Index.

PS-12

The policies of Morgan Stanley Capital International and of Barclays Global Fund Advisors, the investment adviser for the Index Fund, could affect the value and the amount payable on the notes.

       The policies of BGFA concerning the calculation of the Index Fund’s net asset value, additions, deletions or substitutions of equity securities held by the Index Fund and manner in which changes affecting the Index Fund are reflected in the Index Fund could affect the market price of the shares of the Index Fund and, therefore, affect the amount payable on the notes at maturity, and the value of the notes before maturity. The amount payable on the notes and its value could also be affected if BGFA changes these policies, for example, by changing the manner in which it calculates the Index Fund’s net asset value, or if BGFA discontinues or suspends calculation or publication of the Index Fund’s net asset value, in which case it may become difficult to determine the value of the note.

       In addition, Morgan Stanley Capital International (“MSCI”) owns the Underlying Index and is responsible for the design and maintenance of the Underlying Index. The policies of MSCI concerning the calculation of the Underlying Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the Underlying Index, could affect the level of the Underlying Index and, consequently, could affect the market prices of the shares of the Index Fund and, therefore, affect whether a Knock-Out Event will occur or the amount payable on the notes at maturity, if any, and the value of the note before maturity.

To our knowledge, we are not currently affiliated with any of the issuers of the equity securities held by the Index Fund or included in the Underlying Index.

       To our knowledge, we are not currently affiliated with any of the equity securities held by the Index Fund or included in the Underlying Index. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities held by the Index Fund or included in the Underlying Index or your notes. None of the money you pay us will go to BGFA, MSCI or any of the issuers of the equity securities held by the Index Fund or included in the Underlying Index and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

You will have no shareholder rights in issuers of equity securities held by the Index Fund.

       As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities held by the Index Fund would have.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

       While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

PS-13

We or our affiliates may have adverse economic interests to the holders of the notes.

       J.P. Morgan Securities Inc. and other affiliates of ours trade the equity securities held by the Index Fund or included in the Underlying Index and other financial instruments related to the Index Fund, the Underlying Index and the equity securities held by the Index Fund or included in the Underlying Index on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the Index Fund or the Underlying Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the performance of the Index Fund or the level of the Underlying Index and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

       We or our affiliates may currently or from time to time engage in business with companies whose equity securities are held by the Index Fund or included in the Underlying Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the companies whose equity securities are held by the Index Fund or included in the Underlying Index. Any prospective purchaser of notes should undertake an independent investigation of each company whose equity securities are held by the Index Fund or included in the Underlying Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to our business with companies whose equity securities are held by the Index Fund or included in the Underlying Index or future price movements of the Underlying Index.

       Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the price of the shares of the Index Fund or the level of the Underlying Index or the price of the equity securities held by the Index Fund or included in the Underlying Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

       We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

       We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities held by the Index Fund are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, because currency exchange rate calculations are involved in the calculation of the net asset value of the Index Fund, could affect the closing price of Shares the Index Fund and, accordingly, the value of the notes.

       In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and any prospective purchaser of notes should undertake an independent investigation of the currencies in which equity securities held by the Index Fund are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

PS-14

       J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things: the Initial Share Price; the Strike Price, if applicable; the closing price of one share of the Index Fund on each Initial Averaging Date, if applicable, and each Valuation Date; the price of the shares of the Index Fund quoted on the Relevant Exchange or the closing price of the shares of the Index Fund, as applicable, in each case during the Monitoring Period or on the Monitoring Days, as applicable, for purposes of determining whether a Knock-Out Event has occurred; the Share Adjustment Factor and anti-dilution adjustments, if any; the Final Share Price; the Share Change; whether a Knock-Out Event has occurred; and the payment at maturity, if any, on the notes. The calculation agent will also be responsible for determining whether a market disruption event has occurred; which exchange traded fund will be substituted for the Index Fund (or successor index fund, if applicable) if the Index Fund (or successor index fund, if applicable) is de-listed, liquidated or otherwise terminated; whether the Underlying Index (or the underlying index related to a successor index fund, if applicable) has been changed in a material respect; and whether the Index Fund (or successor index fund, if applicable) has been modified so that the Index Fund (or successor index fund, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of the Index Fund (or successor index fund, if applicable) had those modifications not been made. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

       The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the closing price of one share of the Index Fund on any Valuation Date or any Initial Averaging Date, if applicable, and calculating the Share Change and the amount, if any, that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Initial Averaging Dates, if any, or Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

       There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially from our description herein. Non-U.S. Holders should note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 99-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

       If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

PS-15

An investment in the notes is subject to risks associated with non-U.S. securities markets.

       The equity securities held by the Index Fund have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

       The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

       The economies of emerging market countries in particular face several concerns, including relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

       Some or all of these factors may influence the price of shares of the Index Fund. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Index Fund based on its historical performance. The value of the Index Fund may increase such that you may not receive any return of your investment. There can be no assurance that the price of shares of the Index Fund will not increase so that at maturity, you do not lose some or all of your investment.

PS-16

USE OF PROCEEDS

       Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

       On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index Fund, the Underlying Index, the equity securities held by the Index Fund or included in the Underlying Index, or instruments whose value is derived from the Index Fund, the Underlying Index or the equity securities held by the Index Fund or included in the Underlying Index. While we cannot predict an outcome, such hedging activity or other hedging or investment activities of ours could potentially decrease the price of the shares of the Index Fund as well as the Initial Share Price, and, therefore, effectively establish a lower price per share that the Index Fund must achieve for you to obtain a return on your investment or to avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the Index Fund, the Underlying Index or the equity securities held by the Index Fund or included in the Underlying Index, or instruments whose value is derived from the Index Fund, the Underlying Index or the equity securities held by the Index Fund or included in the Underlying Index. Although we have no reason to believe that any of these activities will have a material impact on the price of the shares of the Index Fund or the value of the notes, we cannot assure you that these activities will not have such an effect.

       We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

PS-17

THE iSHARES® MSCI EMERGING MARKETS INDEX FUND

       We have derived all information contained in this product supplement no. 99-I regarding the iShares® MSCI Emerging Markets Index Fund (the “Index Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares, Inc. (“iShares®”), Barclays Global Investors, N.A. (“BGI”), and Barclays Global Fund Advisors (“BGFA”). The Index Fund is an investment portfolio maintained and managed by iShares®. BGFA is the investment adviser to the Index Fund. The Index Fund is an exchange-traded fund (“ETF”) that trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EEM.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

       iShares® is a registered investment company that consists of numerous separate investment portfolios, including the Index Fund. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, BGFA and the Index Fund, please see the Prospectus, dated January 1, 2007 (as supplemented on February 16, 2007, June 15, 2007 and July 13, 2007). In addition, information about iShares® and the Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 99-I or any terms supplement.

Investment Objective and Strategy

       The Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index (the “Underlying Index”). The Index Fund holds equity securities traded primarily in the global emerging markets. The Underlying Index was developed by Morgan Stanley Capital International Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

       As of June 30, 2007, the Index Fund holdings by country consisted of the following 22 countries: Argentina, Brazil, Chile, China, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Peru, Philippines, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. In addition, as of such date, the Index Fund’s three largest holdings by country were South Korea, China and Taiwan. As of August 31, 2007, its three largest equity securities were POSCO, Samsung Electronics Co., Ltd. and OAO Gazprom, and its three largest sectors were financials, materials and energy.

       The Index Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the Underlying Index. In addition, in order to improve its portfolio liquidity and its ability to track the Underlying Index, the Index Fund may invest up to 10% of its assets in shares of other iShares® funds that seek to track the performance of equity securities of constituent countries of the Underlying Index. BGFA will not charge portfolio management fees on that portion of the Index Fund’s assets invested in shares of other iShares® funds.

PS-18

Representative Sampling

       The Index Fund pursues a “representative sampling” strategy in attempting to track the performance of the Underlying Index, and generally does not hold all of the equity securities included in the Underlying Index. The Index Fund invests in a representative sample of securities in the Underlying Index, which have a similar investment profile as the Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the Underlying Index.

Correlation

       The Underlying Index is a theoretical financial calculation, while the Index Fund is an actual investment portfolio. The performance of the Index Fund and the Underlying Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

       The Index Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the Index Fund will concentrate to approximately the same extent that the Underlying Index concentrates in the stocks of such particular industry or group of industries.

Holdings Information

       As of August 31, 2007, 99.47% of the Index Fund’s holdings consisted of equity securities, 0.14% consisted of cash and 0.39% was in other assets, including dividends booked but not yet received. The following tables summarize the Index Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of August 31, 2007

Company	Percentage of Total Holdings
POSCO	4.47%
Samsung Electronics Co., Ltd.	3.54%
OAO Gazprom	3.47%
Taiwan Semiconductor Manufacturing Co., Ltd.	2.74%
China Mobile, Ltd.	2.33%
Siliconware Precision Industries Co., Ltd.	2.25%
Kookmin Bank	2.23%
Chunghwa Telecom Co., Ltd.	1.87%
United Microelectronics Corp.	1.67%
CIA Vale Do Rio Doce	1.63%
PS-19

Top holdings by sector as of August 31, 2007

Sector	Percentage of Total Holdings
Financials	20.93%
Materials	15.58%
Energy	15.47%
Information Technology	14.82%
Telecommunication Services	12.59%
Industrials	6.22%
Utilities	4.69%
Consumer Discretionary	3.81%
Consumer Staples	3.41%
Health Care	1.92%

       The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy of the information above. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 99-I or any terms supplement.

Historical Performance of the Index Fund

       We will provide historical price information with respect to the shares of the Index Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

       The notes are not sponsored, endorsed, sold or promoted by BGI. BGI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The MSCI Emerging Markets Index

       We have derived all information contained in this product supplement no. 99-I regarding the Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The Underlying Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the Underlying Index.

       The Underlying Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

Underlying Index Calculation

       The performance of the Underlying Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “component securities”) constituting the MSCI indices for the selected countries (the “component country indices”). The Underlying Index has a base date of December 31, 1987. As of March 31, 2007, the Underlying Index consisted of the following 25 component country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Each of the component country indices is a sampling of equity securities across industry groups in such country’s equity markets.

PS-20

       Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. The Underlying Index is rebalanced quarterly, calculated in U.S. dollars on a real time basis, and disseminated every 60 seconds during market trading hours. It is also calculated on an end of day basis.

License Agreement with MSCI

       We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Underlying Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

       The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Underlying Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the Underlying Index, which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the Underlying Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

       THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

PS-21

       ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

       No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PS-22

GENERAL TERMS OF NOTES

Calculation Agent

       J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price, the Strike Price, if applicable, the closing price of one share of the Index Fund on each Initial Averaging Date, if applicable, and each Valuation Date, the price of the shares of the Index Fund quoted on the Relevant Exchange or the closing price of the shares of the Index Fund, as applicable, in each case during the Monitoring Period or on the Monitoring Days, as applicable, for purposes of determining whether a Knock-Out Event has occurred, the Share Adjustment Factor and anti-dilution adjustments, if any, the Final Share Price, the Share Change, whether a Knock-Out Event has occurred and the payment at maturity, if any, on the notes. In addition, the calculation agent will determine whether there has been a market disruption event, which exchange traded fund will be substituted for the Index Fund (or successor index fund, if applicable) if the Index Fund (or successor index fund, if applicable) is de-listed, liquidated or otherwise terminated, whether the Underlying Index (or the underlying index related to a successor index fund, if applicable) has been changed in a material respect and whether the Index Fund (or successor index fund, if applicable) has been modified so that the Index Fund (or successor index fund, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of the Index Fund (or successor index fund, if applicable) had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

       The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

       All calculations with respect to the Initial Share Price, the Strike Price, if applicable, the price of the shares of the Index Fund quoted on the Relevant Exchange or the closing price of the shares of the Index Fund, as applicable, the Final Share Price, or the Share Change will be rounded to the nearest one ten-thousandth, with five one hundred-thousandth rounded upward (e.g., ..87645 would be rounded to .8765); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

       Certain events may prevent the calculation agent from calculating the closing price of a share of the Index Fund on any Initial Averaging Date, if applicable, any Valuation Date, and consequently, the Share Change or the price of one share of the Index Fund at any time or the closing price of one share of the Index Fund on any trading day during the Monitoring Period or on any Monitoring Day for purposes of determining whether a Knock-Out Event has occurred, or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

PS-23

       With respect to the Index Fund (or any successor index fund or other security for which a closing price must be determined), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the occurrence or existence of a suspension, absence or material limitation of trading of the shares of the Index Fund (or such successor index fund or such other security) on the primary market for such shares (or such successor index fund or such other security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session in such market;

  a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the Index Fund (or such successor index fund or such other security) as a result of which the reported trading prices for such shares (or such successor index fund or such other security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the Index Fund (or such successor index fund or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; or

  the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Underlying Index (or the underlying index related to the successor index fund) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such Relevant Exchange, in each case as determined by the calculation agent in its sole discretion; or

  the occurrence or existence of a suspension, absence or material limitation of trading on any major U.S. securities market for trading in futures or options contracts related to the Underlying Index (or the underlying index related to the successor index fund) or shares of the Index Fund (or such successor index fund or such other security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

in each case, a determination by the calculation agent in its sole discretion that any event described in the clauses above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

       For the purpose of determining whether a market disruption event exists with respect to the Index Fund (or the successor index fund), if trading in a security included in the Underlying Index (or the underlying index related to the successor index fund) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index (or the underlying index related to the successor index fund) shall be based on a comparison of (x) the portion of the level of the Underlying Index (or the underlying index related to the successor index fund) attributable to that security relative to (y) the overall level of the Underlying Index (or the underlying index related to the successor index fund), in each case immediately before that suspension or limitation.

PS-24

       For the purpose of determining whether a market disruption event has occurred with respect to the Index Fund (or the successor index fund or such other security):

(1)	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

(2)	a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;

(3)	limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(4)	a suspension of trading in futures or options contracts on the Underlying Index or shares of the Index Fund (or such successor index fund or such other security) by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts, will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Index (or the underlying index related to the successor index fund) or the shares of the Index Fund (or such successor index fund or such other security); and

(5)	a suspension, absence or material limitation of trading on any Relevant Exchange or on the primary market on which futures or options contracts related to the Underlying Index (or the underlying index related to the successor index fund) or the shares of the Index Fund (or such successor index fund or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-Dilution Adjustments

       With respect to the Index Fund (or the successor index fund), anti-dilution adjustments shall be calculated as follows:

       Share Splits and Reverse Share Splits

       If the shares of the Index Fund (or such successor index fund) are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

  the prior Share Adjustment Factor, and

  the number of shares that a holder of one share of the Index Fund (or such successor index fund) before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.
PS-25

       Share Dividends or Distributions

       If the Index Fund (or such successor index fund) is subject to a (i) share dividend, i.e., an issuance of additional shares of the Index Fund (or such successor index fund) that is given ratably to all or substantially all holders of shares of the Index Fund (or such successor index fund) or (ii) distribution of shares of the Index Fund (or such successor index fund) as a result of the triggering of any provision of the corporate charter of the Index Fund (or such successor index fund), then, once the dividend or distribution has become effective and the shares of the Index Fund (or such successor index fund) are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

  the prior Share Adjustment Factor, and

  the number of additional shares issued in the share dividend or distribution with respect to one share of the Index Fund (or such successor index fund).

       Non-cash Distributions

       If the Index Fund (or such successor index fund) distributes shares of capital stock, evidences of indebtedness or other assets or property of the Index Fund (or such successor index fund) to all or substantially all holders of shares of the Index Fund (or such successor index fund) (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of the Index Fund (or such successor index fund) are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

  the prior Share Adjustment Factor, and

  a fraction, the numerator of which is the Current Market Price of one share of the Index Fund (or such successor index fund)and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

       The “Current Market Price” of the Index Fund (or such successor index fund) means the closing price of one share of the Index Fund (or such successor index fund) on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Share Adjustment Factor.

       The “ex-dividend date,” with respect to a dividend or other distribution, shall mean the first trading day on which transactions in the shares of the Index Fund (or such successor index fund) trade on the Relevant Exchange without the right to receive such dividend or other distribution.

       The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

       Cash Dividends or Distributions

       If the Index Fund (or such successor index fund) pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of the Index Fund (or such successor index fund) during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of the Index Fund (or such successor index fund) are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

  the prior Share Adjustment Factor, and

  a fraction, the numerator of which is the Current Market Price of one share of the Index Fund (or such successor index fund) and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share the Index Fund (or such successor index fund) distributes to holders of shares of the Index Fund (or such successor index fund) in excess of the Dividend Threshold.
PS-26

       “Dividend Threshold” shall mean the amount of any cash dividend or cash distribution distributed per share of the Index Fund (or such successor index fund) that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the Index Fund (or such successor index fund) by more than 10% of the closing price of one share of the Index Fund (or such successor index fund) on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

       The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factor and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

       The calculation agent will provide information as to any adjustments to the Share Adjustment Factor upon written request by any investor in the notes.

Alternate Calculation of Price and Closing Price

       If the Index Fund (or a successor index fund (as defined herein)) is de-listed from the NYSE (or any other Relevant Exchange), liquidated or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund (or such successor index fund) (such successor fund being referred to herein as a “successor index fund”). If the Index Fund (or a successor index fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor index fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate price or closing price, as applicable, of the shares of the Index Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index Fund. If a successor index fund is selected or the calculation agent calculates a price or closing price, as applicable, by a computation methodology that the calculation determines will as closely as reasonably possible replicate the Index Fund, that successor index fund or price or closing price, as applicable will be substituted for the Index Fund (or such successor index fund) for all purposes of the notes.

       Upon any selection by the calculation agent of a successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If at any time:

  the Underlying Index (or the underlying index related to a successor index fund) is changed in a material respect, or the Index Fund (or a successor index fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of the Index Fund (or such successor index fund) had those changes or modifications not been made, then from and after that time the calculation agent will, at the close of business in New York City on each date on which the price or closing price, as applicable, of the Index Fund is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a price or closing price, as applicable, of an exchange traded fund comparable to the Index Fund (or such successor index fund) as if those changes or modifications had not been made, and calculate the price or closing price with reference to the Index Fund (or such successor index fund), as adjusted. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

       The calculation agent will be solely responsible for the method of calculating the price or closing price, as applicable, of the shares of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

PS-27

       The calculation agent will provide information as to the method of calculating the price or closing price, as applicable, of the shares of the Index Fund (or such successor index fund) upon written request by any investor in the notes.

Events of Default

       Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

       Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Valuation Date. If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement.

       If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

       Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

       The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

       The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

       DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

PS-28

Registrar, Transfer Agent and Paying Agent

       Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

       The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

       Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

       The notes will be governed by and interpreted in accordance with the laws of the State of New York.

PS-29

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and if you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

       This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities or foreign currencies;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a person holding the notes as part of a hedging transaction, straddle, conversion transaction or integrated transaction, or entering into a “constructive sale” with respect to the notes;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities or foreign currencies who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

       This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. If you are considering the purchase of notes, you should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

       The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

       We intend to seek an opinion from Davis Polk & Wardwell, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether Davis Polk & Wardwell expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. Irrespective of the opinion received from Davis Polk & Wardwell, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions” and not as debt instruments. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” with respect to the Index Fund and not as debt instruments, unless otherwise indicated.

PS-30

Tax Consequences to U.S. Holders

       You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

  a citizen or resident of the United States;

  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    Tax Treatment of the Notes

       Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the notes prior to maturity, other than pursuant to a sale or exchange as described below.

       Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. That gain or loss should be long-term capital gain or loss if you have held the note for more than one year at the time. The deductibility of capital losses, however, is subject to limitations.

    Possible Alternative Tax Treatments of an Investment in the Notes

       Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of contingent payment debt instruments if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you will not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

PS-31

       Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale or settlement of the notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the notes. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Tax Consequences to Non-U.S. Holders

       You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

       You are not a Non-U.S. Holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note (including redemption of the notes at maturity).

       If you are a Non-U.S. Holder of a note and if the characterization of your purchase and ownership of the note as an open transaction is respected, any payments on the note should not be subject to U.S. federal income or withholding tax, except that gain from the sale or exchange of the note or its cash settlement at maturity may be subject to U.S. federal income tax if this gain is effectively connected with your conduct of a trade or business in the United States.

       If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next paragraph has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes (including redemption of the notes at maturity) is effectively connected with your conduct of a trade or business in the United States. Because the characterization of the notes is unclear, payments made to you with respect to the notes may be withheld upon at a rate of 30% unless you, as the beneficial owner of notes, have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements. The certification requirement will not apply with respect to notes with a term to maturity of 183 days or less. However, you may be subject to information and backup withholding, as described below, unless you provide documentation of your status as a non-U.S. person (which would include providing a property executed IRS Form W-8BEN).

       If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

PS-32

Backup Withholding and Information Reporting

       You may be subject to information reporting, and may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the second preceding paragraph. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Federal Estate Tax

       Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

       THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PS-33

UNDERWRITING

       Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement from time to time (each an “Agent,” and collectively with JPMSI, the “Agents”), as amended or supplemented from time to time, each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

       We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

       JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

       In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

       No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 99-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 99-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

       Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 99-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

PS-34

       The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

       The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction n° 400, dated December 29, 2003, as amended from time to time.

       The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 99-I or the accompanying prospectus supplement, prospectus or terms supplement, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

       The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

       The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 99-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

       Neither this product supplement no. 99-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 99-I the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

       Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

PS-35

BENEFIT PLAN INVESTOR CONSIDERATIONS

       A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

       Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

       Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the statutory exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(20) are available or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

       Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

       Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PS-36